INTERIM

SUB-INVESTMENT ADVISORY AGREEMENT

BNY MELLON INVESTMENT ADVISER, INC.
240 Greenwich Street
New York, New York 10286

November 1, 2022

Alcentra NY, LLC
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

As you are aware, BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. (the "Fund") desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund employs BNY Mellon Investment Adviser, Inc. (the "Manager") to act as the Fund's investment manager pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you. The Manager is authorized to and desires to retain you, and you hereby agree to accept such retention, to act as the Fund's sub-investment adviser as of the date set forth above (the "Effective Date").

In connection with your serving as sub-investment adviser to the Fund, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

Subject to the supervision and approval of the Manager and the Fund's Board, you will provide investment management of the Fund's portfolio subject to and in accordance with (i) the Fund's investment objectives, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect and provided to you by the Manager; (ii) any applicable procedures or policies adopted or approved by the Manager or the Fund's Board with respect to the Fund as from time to time in effect and furnished in writing to you; (iii) the requirements applicable to registered investment companies under applicable laws, including without limitation the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, and the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the rules and regulations thereunder applicable to qualification as a "regulated investment company"; and (iv) any written instructions which the Manager or the Fund's Board may issue to you from time to time; provided, however, that you shall not be bound by any update, modification or amendment of such documents or other procedures or policies of the Fund or the Manager unless and until you have been given notice thereof in accordance with this Agreement and have been provided with a written copy of such update, modification or amendment. With respect to the foregoing, the Manager will seek to provide you with prior notice of any update, modification or amendment of such documents or other procedures or policies of the Fund or the Manager that is reasonably sufficient to provide you with the time necessary to make any changes to the Fund's portfolio that are required to comply with such procedures or policies in an orderly manner. In connection with your duties hereunder, you (a) will obtain and provide investment research and supervise the Fund's investments and (b) will conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets, including the placing of portfolio transactions for execution either directly with the issuer or with brokers or dealers. You agree that, in placing any orders with selected brokers and dealers, you will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation and in accordance with applicable securities laws, you, in your discretion, may purchase and sell portfolio securities from and to brokers and dealers who provide the Fund, the Manager's other clients, or your other clients with research, analysis, advice and similar services. You may cause the Fund to pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to your good faith determination that such commission or spread is reasonable in terms either of the particular transaction or of your overall responsibility to the Fund and your other clients and that the total commissions or spreads paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term and, if applicable, subject to compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended. Such authorization is subject to termination at any time by the Fund's Board for any reason. In addition, you are authorized to allocate purchase and sale orders for portfolio securities to brokers and dealers that are affiliated with you, the Manager or the Fund's principal underwriters, if any, if you believe that the quality of the transaction and the commission are comparable to what they would be with other qualified firms, and provided that the transactions are consistent with the Fund's Rule 17e-1 procedures as they may be provided to you by the Manager from time to time. In no instance may portfolio securities be purchased from or sold to you, the Manager, the Fund's principal underwriters, if any, or any person affiliated with you, the Manager, the Fund's principal underwriters, if any, or the Fund, except in accordance with the applicable securities laws and the rules and regulations thereunder, including Rules 17a-7 and 17a-10 under the Investment Company Act and any exemptive order then currently in effect. The Manager will periodically provide you with a list of the affiliates of the Manager or the Fund to which investment or trading restrictions apply, and will specifically identify in writing (a) all publicly traded companies in which the Fund may not invest, together with ticker symbols for all such companies, and (b) any affiliated brokers and any restrictions that apply to the use of those brokers by the Fund.

You shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Manager or the Fund in any way or otherwise be deemed an agent of the Manager or the Fund, and nothing in this Agreement shall be construed as making the Manager or the Fund a partner or co-venturer with you or any of your affiliates. You shall utilize counterparties for brokerage, futures and options clearing, ISDA purposes and trade execution under agreements set up in the name of the Fund. You shall be responsible for managing any collateral and margin requirements associated with investments made for the Fund.

Proxies of companies whose shares are part of the Fund's assets shall be voted as described in the Fund's Prospectus and Statement of Additional Information, and you shall assume responsibility for the voting of such proxies pursuant to proxy voting procedures approved by the Manager. You are authorized and agree to act on behalf of the Fund with respect to any reorganizations, exchange offers and other voluntary corporate actions and any amendments to credit agreements in connection with securities held by the Fund in such manner as you deem advisable, unless the Fund or the Manager otherwise specifically directs in writing. You shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping or custody of the Fund's assets. The Manager shall furnish you with copies of the Fund's Prospectuses, Statements of Additional Information and shareholder reports. You will be provided the opportunity to review and approve any description of you and your investment process set forth in the Fund's Prospectus, Statement of Additional Information and shareholder reports. The Manager also will furnish you with copies of press releases and shareholder reports that disclose any changes to the Fund's investment objectives, policies, strategies or restrictions.

You will furnish to the Manager or the Fund such information, with respect to the investments which the Fund may hold or contemplate purchasing, as the Manager or the Fund may reasonably request. The Fund and the Manager wish to be informed of important developments materially affecting the Fund's assets and shall expect you, on your own initiative, to furnish to the Fund or the Manager from time to time such information as you may believe appropriate for this purpose. In connection therewith, you will notify the Manager if you become aware of any bankruptcy proceedings, securities litigation class actions or settlements affecting investments which the Fund holds or held at a time relevant to such proceedings, class actions or settlements. Upon reasonable request, you will make available your officers and employees, including the portfolio managers named in the Fund's Prospectus and/or Statement of Additional Information, to meet with the Fund's Board and/or the Manager to review the Fund's assets.

You will maintain all required books and records with respect to the securities transactions of the Fund in accordance with all applicable laws, and in compliance with the applicable requirements of the rules under Section 31 of the Investment Company Act, and will furnish the Fund's Board and the Manager with such periodic and special reports as the Fund's Board or the Manager reasonably may request. You hereby agree that all records which you maintain for the Fund or the Manager are the property of the Fund or the Manager, and agree to preserve for the periods prescribed by applicable law any records which you maintain for the Fund or the Manager and which are required to be maintained, and further agree to surrender promptly to the Fund or the Manager any records which you maintain for the Fund or the Manager upon request by the Fund or the Manager, provided that you shall have reasonable opportunity to create and maintain copies of applicable records.

The Manager (i) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Investment Advisers Act or other law, regulation or order from performing its obligations under this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform its obligations under this Agreement; (iv) has the power and authority to enter into and perform its obligations under this Agreement; and (v) will promptly notify you of the occurrence of any event that would disqualify the Manager from serving as the investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Manager will also promptly notify you if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund and affecting you; provided, however, that routine regulatory examinations not involving you shall not be required to be reported by this provision.

You represent that you (i) are registered as an investment adviser under the Investment Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) are not prohibited by the Investment Company Act, the Investment Advisers Act or other law, regulation or order from performing your obligations under this Agreement; (iii) have met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform your obligations under this Agreement; (iv) have the power and authority to enter into and perform your obligations under this Agreement; and (v) will promptly notify the Manager of the occurrence of any event that would disqualify you from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

The Manager and you each agree to comply with applicable laws, rules and regulations, including the Investment Advisers Act and the Investment Company Act. You will promptly notify the Fund's Chief Compliance Officer (a) in the event the Securities and Exchange Commission or other governmental authority has censured you, placed limitations upon your activities, functions or operations, suspended or revoked your registration, as an investment adviser, or has commenced proceedings or an investigation that may result in any of these actions; or (b) upon becoming aware of any material fact relating to you that is not contained in the Fund's Prospectus or Statement of Additional Information, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect. Upon request, and in accordance with the scope of your obligations and responsibilities contained in this Agreement, you will provide reasonable assistance to the Fund in connection with the Fund's compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, and Rule 38a-1 under the Investment Company Act. Such assistance shall include, but not be limited to, (i) providing the Fund's Chief Compliance Officer upon request with copies of your compliance policies and procedures; (ii) certifying periodically, upon the request of the Fund's Chief Compliance Officer, that you are in compliance with all applicable "federal securities laws," as required by Rule 38a-1 under the Investment Company Act and Rule 206(4)-7 under the Investment Advisers Act; (iii) facilitating and cooperating with the Fund's Chief Compliance Officer to evaluate the effectiveness of your compliance controls; (iv) providing the Fund's Chief Compliance Officer with direct access to your compliance personnel; (v) providing the Fund's Chief Compliance Officer with periodic reports; and (vi) promptly providing the Fund's Chief Compliance Officer with special reports in the event of material compliance violations. Upon request, you will provide certifications to the Fund, in a form satisfactory to the Fund, to be relied upon by the Fund's officers certifying the Fund's periodic reports on Form N-CSR pursuant to Rule 30a-2 under the Investment Company Act.

In consideration of services rendered pursuant to this Agreement, the Manager will pay you, out of the management fee it receives and only to the extent thereof, a fee, payable quarterly in arrears, computed at the annual rate of 0.625% of the value of the Fund's Managed Assets determined as of the last day of each quarter as set forth herein. "Managed Assets" are the total assets of the Fund, including any assets attributable to leverage (i.e., any loans from certain financial institutions and/or the issuance of debt securities (collectively, "Borrowings"), preferred stock or other similar preference securities ("Preferred Shares"), or the use of derivative instruments that have the economic effect of leverage), minus the Fund's accrued liabilities, other than any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, Borrowings), (ii) the issuance of Preferred Shares, and/or (iii) any other means, all as determined in accordance with generally accepted accounting principles. The compensation paid under this Agreement will be held in an interest-bearing escrow account with the Fund's custodian or a bank. If the holders of a majority of the Fund's outstanding voting securities approve a new sub-investment advisory agreement with you to replace this Agreement prior to the Termination Date (defined below), the amount in the escrow account (including interest earned) at the time of the approval will be paid to you promptly. If the holders of a majority of the Fund's outstanding voting securities do not approve a new sub-investment advisory agreement with you to replace this Agreement prior to the Termination Date, you will be paid promptly, out of the escrow account, the lesser of: (i) any costs incurred by you in performing services for the Fund under this Agreement (plus interest earned on that amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned).

The fee will be calculated and payable to you by the Manager on a quarterly basis. The fee for each quarter will be calculated at the time the Fund's net asset value is determined for purposes of the Investment Company Act and before giving effect to any share repurchases during such quarter. The fee will be paid to you by the Manager promptly after its receipt of the management fee payable by the Fund pursuant to the Management Agreement.

The fee for the period from the Effective Date to the end of the quarter during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full quarterly period, and upon any termination of this Agreement before the end of any quarter, the fee for such part of a quarter shall be pro-rated according to the proportion which such period bears to the full quarterly period and shall be paid promptly after the determination of the Fund's net asset value for the period during which this Agreement is terminated. If the Manager waives all or a portion of the management fee it is entitled to receive from the Fund, the fee payable to you pursuant to this Agreement may be reduced as you and the Manager mutually agree.

For the purpose of calculating the fee payable to you, the value of the Fund's total assets shall be computed in the manner and on such days and at such time or times as described in the section entitled "Net Asset Value" in the Fund's then-current Prospectus and Statement of Additional Information. You agree to monitor the Fund's assets and to notify the Manager on any day that you determine that a significant event has occurred with respect to one or more securities held in the Fund's portfolio that would materially affect the value of such securities (provided that you shall not be responsible for providing information based on valuations provided by third party services which value securities based upon changes in one or more broad-based indices). At the request of the Manager, the Fund's Valuation Committee or the Board, you agree to provide additional reasonable assistance to the Manager, the Fund's Valuation Committee, the Board and the Fund's pricing agents in valuing the Fund's assets, including in connection with fair value pricing of the Fund's assets.

You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund (other than those borne by the Manager) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: (i) organizational and offering expenses; (ii) taxes and interest; (iii) brokerage fees and commissions, if any, and other costs in connection with the purchase or sale of securities and other investment instruments (including, without limitation, security settlement costs); (iv) loan commitment fees; (v) interest and distributions paid on securities sold short; (vi) fees of Board members who are not the Manager's or your officers, directors or employees or holders of 5% or more of the outstanding voting securities of you or the Manager or any affiliate of you or the Manager; (vii) fees and expenses related to the registration and qualification of the Fund and the Fund's shares for distribution under state and federal securities laws; (viii) fees and expenses related to the registration and listing the Fund's shares on any securities exchange, if any; (ix) expenses related to the Fund's use of leverage, if any; (x) rating agency fees; (xi) advisory fees; (xii) charges of custodians; (xiii) charges of transfer, dividend disbursing and dividend reinvestment plan agents; (xiv) certain insurance premiums; (xv) industry association fees; (xvi) outside auditing and legal expenses; (xvii) costs of independent pricing services; (xviii) costs of maintaining the Fund's existence; (xix) expenses of repurchasing shares; (xx) the Fund's allocable portion of the costs of the Fund's chief compliance officer and staff; (xxi) costs of preparing, printing and distributing shareholders reports, notices, press releases, proxy statements, and reports to governmental agencies; (xxii) costs of shareholders' meetings; and (xxiii) any extraordinary expenses.

The Manager understands that in entering into this Agreement you have relied upon the inducements made by the Fund to you under the Management Agreement. The Manager also understands that you now act, and that from time to time hereafter you may act, as investment adviser or sub-investment adviser to one or more other investment companies, private funds or other pooled investment vehicles and fiduciary or other managed accounts (collectively, the "accounts"), and the Manager has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more accounts managed by you and which have available funds for investment in the case of a purchase, the available securities will be allocated in a manner believed by you to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

You shall exercise your best judgment in rendering the services to be provided hereunder, and the Manager agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund or the Manager, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Manager, the Fund or the Fund's shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder. In no event will you have any responsibility for the acts or omissions of the Manager.

Except as may otherwise be provided by the Investment Company Act or any other federal securities law or the Commodity Exchange Act (the "CEA"), neither you nor any of your directors, officers, members or employees ("Sub-Adviser Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) ("Losses") incurred or suffered by the Manager or the Fund as a result of any act or omission by you or the Sub-Adviser Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of you or the Sub-Adviser Affiliates for, and you shall indemnify and hold harmless the Manager and the Fund, and all affiliated persons (within the meaning of Section 2(a)(3) of the Investment Company Act) thereof and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (the "Securities Act")) (collectively, "Manager Indemnitees") thereof against, any and all Losses to which any of the Manager Indemnitees may become subject under the Investment Company Act, the Investment Advisers Act, the CEA or the Securities Act, or under any other statute, at common law or otherwise arising out of or based on (i) your willful misfeasance, bad faith, reckless disregard or gross negligence, and/or (ii) any untrue statement of a material fact contained in the Prospectus, Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to you that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager Indemnitees by the Sub-Adviser Indemnitees (as defined below) for use therein.

Except as may otherwise be provided by the Investment Company Act or any other federal securities law or the CEA, neither the Manager, the Fund nor any of their directors, officers, members or employees ("Manager Affiliates") shall be liable for any Losses incurred or suffered by you as a result of any act or omission of the Manager or the Manager Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless you, all of your affiliated persons (within the meaning of Section 2(a)(3) of the Investment Company Act) and all of your controlling persons (as described in Section 15 of the Securities Act) (collectively, "Sub-Adviser Indemnitees") against, any and all Losses to which any of the Sub-Adviser Indemnitees may become subject under the Investment Company Act, the Investment Advisers Act, the CEA or the Securities Act, or under any other statute, at common law or otherwise arising out of or based on (i) the Manager's willful misfeasance, bad faith, reckless disregard or gross negligence, (ii) any untrue statement of a material fact contained in the Prospectus, Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Manager that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager Indemnitees by the Sub-Adviser Indemnitees for use therein, and/or (iii) any Losses accruing to the extent, if any, caused by or based upon the conduct of any other sub-adviser to the Fund.

Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each, a "Proceeding") by a party seeking to be indemnified hereunder (the "Indemnified Party"), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought hereunder (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the Indemnifying Party in the absence of a showing of actual prejudice shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party. The Indemnifying Party shall be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any Indemnified Party, or both, with counsel reasonably satisfactory to such Indemnified Party) by giving written notice to the Indemnified Party within 10 days of receiving notice of the Proceeding (or such shorter period as is required to respond to the Proceeding); provided, however, if the defendants in any such action include (or will include) both the Indemnified Party and an Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Indemnified Party and an Indemnifying Party in conducting the defense of any such action or that there may be legal defenses available to it which are inconsistent with those available to an Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party at such Indemnified Party's sole expense. Upon receipt of notice from an Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the Indemnifying Party will not be liable to such Indemnified Party hereunder for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. No Indemnifying Party shall be liable under this Agreement for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder, nor shall any Indemnifying Party enter into any settlement (other than a purely monetary "no admission" settlement) without the consent of the Indemnified Party.

You may delegate some of your duties under this Agreement to one or more of your affiliates; provided, however, that (i) you shall provide prior notice to the Manager of any such delegation and the Manager consents to such delegation, (ii) any delegation of investment advisory duties within the definition of "investment adviser" under the Investment Company Act is subject to and conditioned on the approval of the Fund's Board and/or the Fund's shareholders as may be required pursuant to Section 15 of the Investment Company Act, (iii) you at all times shall supervise and oversee the performance of any such services delegated by you to your affiliate, (iv) no additional charges, fees or other compensation shall be paid by the Manager or the Fund for any such services delegated by you to your affiliate, and (v) you at all times shall remain liable to the Manager and the Fund for your obligations under this Agreement regardless of whether services hereunder are provided by you or any of your affiliates.

This Agreement is an "interim contract" within the meaning of Rule 15a-4 under the Investment Company Act. This Agreement shall continue in effect, unless sooner terminated as provided herein, for a period of one hundred and fifty (150) days from the date hereof (the "Termination Date"). This Agreement shall be deemed to have been terminated on the earlier of the Termination Date or the approval by the holders of a majority of the Fund's outstanding voting securities of a new sub-investment advisory agreement with you to replace this Agreement. In addition, this Agreement is terminable without penalty (i) by the Fund's Board or by vote of the holders of a majority of the Fund's outstanding voting securities on not more than ten (10) calendar days' written notice to you, (ii) by the Manager on not more than ten (10) calendar days' notice to you, or (iii) by you on not less than 90 days' notice to the Fund and the Manager. This Agreement also will terminate automatically in the event of its assignment (as defined in the Investment Company Act or the Investment Advisers Act) and you shall be notified by the Fund and the Manager, or you shall notify the Fund and the Manager, as applicable, as soon as reasonably practicable and as permissible under applicable law or agreement. In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

The Manager acknowledges that it has received and has had an opportunity to read a copy of your Form ADV Part 2A (the "Brochure") and a copy of the Form ADV Part 2B with respect to your personnel with the most significant responsibility for providing advisory services to the Fund (the "Brochure Supplement"). The Manager agrees that the Brochure and Brochure Supplement, as well as other client communications, may be transmitted to the Manager electronically.

The Manager represents and warrants to you that (a) the retention of you by the Manager as contemplated by this Agreement is authorized by the governing documents of the Manager; (b) the execution, delivery and performance of this Agreement do not violate any obligation by which the Manager or its property is bound, whether arising by contract, operation of law or otherwise; (c) this Agreement has been duly approved by the Fund's Board in accordance with all applicable requirements of the Investment Company Act; and (d) this Agreement has been duly authorized by appropriate action of the Manager and when executed and delivered by the Manager will be a legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms.

You represent and warrant to the Manager that (a) your acceptance of the Manager's retention of you to serve as a sub-adviser of the Fund as contemplated by this Agreement is authorized by your governing documents; (b) the execution, delivery and performance of this Agreement do not violate any obligation by which you or your property is bound, whether arising by contract, operation of law or otherwise; and (c) this Agreement has been duly authorized by appropriate action and when executed and delivered by you will be a legal, valid and binding obligation, enforceable against you in accordance with its terms.

The Fund has claimed an exclusion from the definition of a Commodity Pool Operator pursuant to CFTC Rule 4.5 (the "CPO Exclusion") and you shall not manage the Fund's assets in a manner that would cause the Fund to not qualify for the CPO Exclusion until otherwise indicated. In the event that the Fund no longer relies on the CPO Exclusion and you intend to rely on CFTC Rule 4.7, unless advised by the Manager to the contrary, the Manager represents that the Fund is a "qualified eligible person" under the rule, consents to the Fund being treated as an exempt account under the rule, and acknowledges the legend set forth above its signature below. In addition, the Manager represents to you that it is registered as a Commodity Pool Operator and is a member of the National Futures Association in such capacity, to the extent required by the nature of its activities, and you represent to the Manager that you are registered as a Commodity Trading Advisor and are a member of the National Futures Association in such capacity or are exempt from such membership.

No party to this Agreement will disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever, except as expressly authorized in this Agreement or, with respect to you, as may reasonably be required to execute transactions on behalf of the Fund or, with respect to the Manager, as may reasonably be required to provide its services to the Fund. The parties will keep confidential any non-public information obtained directly as a result of this service relationship; provided that the Manager may make any disclosure to its affiliates, the Fund, or the Fund's Board, legal counsel or auditors or other service providers to the Fund, as the Manager may reasonably determine necessary in its sole discretion; provided that no such information may be used for any trading or investment purposes unrelated to management of the Fund. Notwithstanding the foregoing, any party may disclose such non-public information if (a) such information is or hereafter otherwise is known by the receiving party or has been disclosed, directly or indirectly, to others or becomes ascertainable from public or published information or trade sources, (b) if such disclosure is required by applicable federal, state or other law or regulation, (c) if such disclosure is required or requested by regulatory authorities or judicial process, (d) such disclosure is reasonably required by legal counsel or auditors of the party (or of the Fund, the Fund's Board or affiliates of the Manager) in connection with the performance of their professional services, or (e) as may otherwise be contemplated by this Agreement. You shall not disclose information regarding characteristics of the Fund's assets, trading history, portfolio holdings, performance information or any other related information to any third party, except in compliance with the Fund's policies on disclosure of portfolio holdings or as required by applicable law or regulation.

No provision of this Agreement may be changed, waived or discharged unless signed in writing by the parties hereto. This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act or the Investment Advisers Act. This Agreement may be executed in several counterparts, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement. Nothing in this Agreement shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived. If any one or more of the provisions of this Agreement shall be held contrary to express law or against public policy, or shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remainder of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. The rights of indemnification herein shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law and shall survive termination of this Agreement.

Unless otherwise provided herein or agreed to in writing by the parties, all notices or instructions permitted or required under this Agreement shall be deemed to have been properly given if sent by regular first-class mail, registered mail, private courier, facsimile or electronically and addressed to (or delivered to) the respective party at the address set forth above or at such other address or addresses as shall be specified, in each case, in a notice similarly given. Each party may rely upon any notice from the other party or other communication reasonably believed by the receiving party to be genuine.

The Fund is expressly made a third party beneficiary of this Agreement with rights to the same extent as if it had been a party hereto.

This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

BNY MELLON INVESTMENT ADVISER, INC.

By: /s/ JAMES BITETTO Name: James Bitetto Title: Secretary
Accepted:

Alcentra NY, LLC

By: /s/ JONATHAN DESIMONE Name: Jonathan DeSimone Title: Chief Executive Officer